Exhibit 10.39

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 13, 2021 (the “First Amendment Effective Date”), is made by and among APPLIED GENETIC TECHNOLOGIES CORPORATION, a Delaware corporation, and each of its Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

The Borrower, Lender and Agent are parties to a Loan and Security Agreement dated as of June 30, 2020 (amended, restated, modified or otherwise supplemented from time to time, the “Loan and Security Agreement”). The Borrower has requested that Lender agree to certain amendments to the Loan and Security Agreement. Lender has agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendments to the Loan and Security Agreement. The Loan and Security Agreement shall be amended as follows effective as of the First Amendment Effective Date:

(a) New Definitions. The following definitions are added to Section 1.1 in their proper alphabetical order:

“First Amendment Effective Date” means May 13, 2021.

“FPI” means First Patient In.

(b) Amended and Restated Definitions. The following definitions in Section 1.1 are hereby amended and restated as follows:

“Amortization Date” means April 1, 2022; provided however, if the Interest Only Extension Conditions are satisfied, then January 1, 2023.

“Term Loan Maturity Date” means April 1, 2024; provided that, in the event the Amortization Date is January 1, 2023, then “Term Loan Maturity Date” means July 1, 2024; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Performance Milestone” means satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing, (b) Borrower raised at least Seventy Five Million Dollars ($75,000,000) in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) cumulative net cash proceeds from bona fide equity financings, warrant exercises, Subordinated Indebtedness and/or upfront cash payments from the consummation of corporate transactions permitted under this Agreement (or consented to by Agent), in each case after the First Amendment Effective Date but prior to March 31, 2022, subject to reasonable verification by Agent (including supporting documentation reasonably requested by Agent), and (c) Borrower announced, in a manner customary and generally accepted for a company of Borrower’s industry, size, and market, FPI for Borrower’s Phase II/III “Vista” Trial in Borrower’s XLRP program (subject to verification by Agent (including supporting documentation reasonably requested by Agent)).

(c) Section 2.2(a). Section 2.2(a) is hereby amended and restated as follows:

“(a) Advances. Subject to the terms and conditions of this Agreement, the Lenders will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of Ten Million Dollars ($10,000,000) on the Closing Date (the “Tranche 1 Advance”). Subject to the terms and conditions of this Agreement, as amended by the First Amendment to Loan and Security Agreement, Lenders will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower Agrees to draw, a Term Loan Advance of Ten Million Dollars ($10,000,000) on the First Amendment Effective Date (the “Initial Tranche 2 Advance”). Subject to the terms and conditions of this Agreement, as amended by the First Amendment to the Loan and Security Agreement, and conditioned on approval by the Lenders’ investment committee in its sole and unfettered discretion, at any time after the First Amendment Effective Date but prior to the Amortization Date, Borrower may request additional Term Loan Advances in an aggregate principal amount up to Five Million Dollars ($5,000,000) (the “Remaining Tranche 2 Advance”). The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.”

(d) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Fees and Expenses. The Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 5(e), and (ii) all other fees, costs and expenses, if any, due and payable as of the First Amendment Effective Date under the Loan and Security Agreement. For the avoidance of doubt, any such fees, costs and expenses shall include the Tranche 2 Facility Charge, which is payable to the Lenders in accordance with Section 4.2(d) of the Loan and Security Agreement.

(b) This Amendment. Agent shall have received this Amendment, executed by Agent, Lender, and the Borrower.

(c) Representations and Warranties; Intellectual Property Claims. Within five (5) days of the First Amendment Effective Date, or such later date as Agent shall permit in its sole discretion, Agent shall have received an updated Exhibit C in form and substance satisfactory to Agent (“Updated Exhibit C”). For the avoidance of doubt, Updated Exhibit C shall contain a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary and shall replace Exhibit C of the Loan and Security Agreement in its entirety. By delivering Updated Exhibit C, Borrower will thereby confirm as of the date thereof, (a) that the representations and warranties made by it in Section 5.9 the Loan and Security Agreement are true and correct in all material respects and (b) that there has not been and there does not exist a Material Adverse Effect.

(d) Representations and Warranties; No Default. On the First Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i) The representations and warranties contained in Section 4 shall be true and correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date; and

(ii) There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4. Representations and Warranties. To induce Agent and Lender to enter into this Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and (b) that there has not been and there does not exist a Material Adverse Effect. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date). Notwithstanding anything in the foregoing to the contrary, Borrower’s confirmation, as of the date hereof, shall not apply to the representation and warranty contained in Section 5.9 of the Loan and Security Agreement.

SECTION 5. Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i) Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii) The Borrower hereby expressly reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement, the Bionic Sight Pledge Instruction and Acknowledgement and any other Loan Document to which the Borrower is a party and hereby expressly reaffirms that, with effect from (and including) the First Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, including without limitation any Term Loan Advances funded on or after the First Amendment Effective Date, as of the date hereof.

(iii) This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of the Borrower’s Secured Obligations under or in connection with the Loan and Security Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lender) security titles to or other liens on any Collateral for the Secured Obligations.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the First Amendment Effective Date specifying its objection thereto.

(c) Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan and Security Agreement, or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”). The Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Without limiting the generality of the foregoing, the Borrower hereby waives the provisions of any statute or doctrine that prevents a general release from extending to claims unknown by the releasing party, including, without limitation, California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims. The Borrower acknowledges that the Release constitutes a material inducement to Agent and Lender to enter into this Amendment and that Agent and Lender would not have done so but for Agent’s and Lender’s expectation that the Release is valid and enforceable in all events.

(d) No Reliance. The Borrower hereby acknowledge and confirm to Agent and Lender that the Borrower is executing this Amendment on the basis of their own investigation and for their own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. The Borrower agrees to pay to Agent as required under the Loan Agreement, after giving effect to this Amendment, the reasonable and documented out-of- pocket fees and expenses of Agent and Lender party hereto and the reasonable and documented out-of-pocket fees and disbursements of counsel to Agent and Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the First Amendment Effective Date or after such date.

(f) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law THIS AMENDMENT HAS BEEN NEGOTIATED AND DELIVERED TO AGENT AND LENDER IN THE STATE OF NEW YORK, AND SHALL HAVE BEEN ACCEPTED BY AGENT AND LENDER IN THE STATE OF CALIFORNIA. PAYMENT TO AGENT AND LENDER BY THE BORROWER OF THE SECURED OBLIGATIONS IS DUE IN THE STATE OF CALIFORNIA. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k) Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer

Name:	Susan B. Washer
Title:	Chief Executive Officer

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Zhuo Huang

Print Name: Zhuo Huang

Title: Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ Zhuo Huang

Print Name: Zhuo Huang

Title: Associate General Counsel